UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 10, 2025

Actuate Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-42139	47-3044785
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1751 River Run, Suite 400 Fort Worth, Texas	76107
(Address of Principal Executive Offices)	(Zip Code)

(817) 887-8455

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000001 per share	ACTU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 10, 2025, Actuate Therapeutics, Inc. (the “Company”) entered into an Underwriting Agreement (the “Agreement”) with Lucid Capital Markets, LLC (the “Underwriter”) relating to an underwritten offering (the “Offering”) of 2,142,858 shares (“Shares”) of common stock of the Company (“Common Stock”). Pursuant to the Agreement, the Company has granted the Underwriter a 30-day over-allotment option to purchase up to an additional 321,428 shares of Common Stock at the public offering price, less underwriting discounts and commissions. Each Share was offered and sold to the public at an offering price of $7.00 per share. The Offering is expected to close on September 11, 2025, subject to the satisfaction of customary closing conditions.

The Company estimates that the gross proceeds from the Offering will be $15.0 million, before deducting underwriting discounts and commissions and estimated Offering expenses payable by the Company, and assuming no exercise of the Underwriter’s over-allotment option.

The Offering was made pursuant to an effective registration statement on Form S-3 (Registration Statement No. 333-289988) previously filed with the Securities and Exchange Commission on September 2, 2025 and declared effective by the SEC on September 8, 2025. A definitive prospectus supplement relating to the Offering has been filed with the Securities and Exchange Commission dated September 10, 2025.

The Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriter may be required to make because of any of those liabilities. In addition, pursuant to the terms of the Agreement, each of the Company’s directors and executive officers have entered into “lock-up” agreements with the Underwriter that generally prohibit, without the prior written consent of the Underwriter, the sale, transfer or other disposition of securities of the Company prior to December 9, 2025. The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the legal opinion and consent of Greenberg Traurig, LLP relating to the issuance and sale of the Shares is attached hereto as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 8.01 Other Events.

The Company issued press releases announcing the launch and pricing of the Offering on September 9, 2025 and September 10, 2025, respectively. Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are each incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this report:

Exhibit Number	Exhibit Description
1.1	Underwriting Agreement dated as of September 10, 2025 between the Company and Lucid Capital Markets, LLC
5.1	Opinion of Greenberg Traurig, LLP
23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)
99.1	Press Release dated September 9, 2025 regarding the launch of the offering of Common Stock
99.2	Press Release dated September 10, 2025 regarding the pricing of the offering of Common Stock
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Actuate Therapeutics, Inc.

Dated: September 10, 2025	/s/ Daniel M. Schmitt
Daniel M. Schmitt
Chief Executive Officer

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